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                                                                    EXHIBIT 10.2

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                      LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           AFFIRMATIVE INVESTMENT LLC

                           Dated as of June 30, 2005

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                               Table of Contents

                     ARTICLE 1 FORMATION OF LIMITED LIABILITY COMPANY

Section 1.1    Formation...............................................................   1

Section 1.2    Company Name............................................................   2

Section 1.3    Classes of Members......................................................   2

Section 1.4    Purpose; Powers.........................................................   2

Section 1.5    Registered Office.......................................................   2

Section 1.6    Registered Agent........................................................   2

Section 1.7    Term....................................................................   2

Section 1.8    No State Law Partnership................................................   2

                                ARTICLE 2 CAPITAL ACCOUNTS

Section 2.1    Capital Contributions...................................................   3

Section 2.2    Maintenance of Capital Accounts.........................................   3

Section 2.3    Withdrawals or Loans....................................................   3

                                   ARTICLE 3 ALLOCATIONS

Section 3.1    Allocations.............................................................   4

Section 3.2    Certain Tax Matters.....................................................   4

                                  ARTICLE 4 DISTRIBUTIONS

Section 4.1    Distributions...........................................................   4

Section 4.2    Withholding.............................................................   4

Section 4.3    Restricted Distributions................................................   5

           ARTICLE 5 RIGHTS AND OBLIGATIONS OF MEMBERS; RESTRICTIONS ON MEMBERS

Section 5.1    Limited Liability.......................................................   5

Section 5.2    Other Business; Compensation, Etc.......................................   5

Section 5.3    No Management Fee, Carried Interest or Promotion Fee....................   5

                  ARTICLE 6 MANAGING MEMBER; INVESTMENTS; INDEMNIFICATION

Section 6.1    Identity of the Managing Member.........................................   6

Section 6.2    Powers and Authority of Managing Member.................................   6

Section 6.3    Exculpation and Indemnification.........................................   6

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
Section 6.4    Replacement of Managing Member..........................................   7

           ARTICLE 7 NO TRANSFERS OF INTERESTS; RESIGNATIONS; ADDITIONAL MEMBERS

Section 7.1    Transfer of any Member's Interest; Additional Members...................   8

Section 7.2    Resignations............................................................   9

Section 7.3    Additional Members......................................................   9

                    ARTICLE 8 BOOKS; ACCOUNTING; TAX ELECTIONS; REPORTS

Section 8.1    Books and Records.......................................................   9

Section 8.2    Reports.................................................................   9

Section 8.3    Filings of Returns and Other Writings; Tax Matters Partner..............  10

                                   ARTICLE 9 TERMINATION

Section 9.1    Events of Dissolution...................................................  11

Section 9.2    Application of Assets...................................................  12

Section 9.3    Gains or Losses in Process of Liquidation...............................  12

                                  ARTICLE 10 DEFINITIONS

                               ARTICLE 11 POWER OF ATTORNEY

Section 11.1       Authority...........................................................  15

Section 11.2       Terms...............................................................  16

                                 ARTICLE 12 MISCELLANEOUS

Section 12.1       Notices.............................................................  16

Section 12.2       Binding Provisions..................................................  17

Section 12.3       Applicable Law......................................................  18

Section 12.4       Severability of Provisions..........................................  18

Section 12.5       Titles..............................................................  18

Section 12.6       Further Assurances..................................................  18

Section 12.7       Amendment...........................................................  18

Section 12.8       Partition...........................................................  18

Section 12.9       Counterparts........................................................  18

Section 12.10      Entire Agreement....................................................  18

Section 12.11      Confidentiality.....................................................  18

                      LIMITED LIABILITY COMPANY AGREEMENT
                         OF AFFIRMATIVE INVESTMENT LLC

            AGREEMENT OF LIMITED LIABILITY COMPANY of Affirmative Investment LLC ( the "Company"), dated as of June 29, 2005 among the persons listed on Schedule A hereto, and any Person added thereto pursuant to Article 7 hereof (the "Members").

            WHEREAS, the Managing Member (as defined in Section 1.3) caused the Company to be formed as a limited liability company in accordance with the provisions of the Delaware Limited Liability Company Act (as from time to time amended and including any successor statute of similar import, the "Act") for the purpose of facilitating the participation of the Members, through the Company, in the purchase, sale and ownership of Membership Units of New Affirmative LLC, a Delaware limited liability company (the "NAL Membership Units") and, if applicable, common stock of Affirmative Insurance Holdings, Inc. ("Affirmative Common Stock");

            NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

            Capitalized terms used herein without definition are defined in
Article 10.

                                   ARTICLE 1

                     FORMATION OF LIMITED LIABILITY COMPANY

            Section 1.1 Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Act by the execution and filing of the Certificate by an authorized person as required by the Act. The Certificate for the Company has been filed in the Office of the Secretary of State of the State of Delaware in conformity with the Act. The Members and the Company hereby adopt, approve, confirm and ratify all actions previously taken by or on behalf of the Company (including the actions of the authorized person) in connection with the filing of the Certificate for the Company with the Office of the Secretary of State of the State of Delaware and other initial formation and operational matters. The Managing Member is hereby authorized to execute, file and record all such other certificates and documents, including amendments to the Certificate, and to do such other acts as may be appropriate to comply with all requirements for the formation, continuation and operation of a limited liability company, the ownership of property, and the conduct of business under the laws of the State of Delaware and any other jurisdiction in which the Company may own property or conduct business. Each of the Members shall execute or cause to be executed other instruments, certificates, notices and documents, and shall do or cause to be done all such filing, recording, publishing and other acts, in each case, as may be deemed necessary or appropriate from time to time by the Managing Member.

            Section 1.2 Company Name. The name of the Company shall be "Affirmative Investment LLC" and its business shall be carried on under such name or any fictitious name or names selected by the Managing Member from time to time, provided that any such name reflects the Company's status as a limited liability company or is otherwise permitted by applicable law.

            Section 1.3 Classes of Members. The Company shall have two (2) classes of Members: (i) the Member identified in Section 6.1, which shall have the rights, powers and obligations of the "Managing Member" specified herein, together with the rights, powers and obligations of "managers" under the Act (the "Managing Member") and (ii) all other Members (the "Non-Managing Members").

            Section 1.4 Purpose; Powers. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, issuing its Interests, acquiring, holding, owning, voting, pledging, selling, exchanging, transferring or otherwise disposing of the NAL Membership Units and, if applicable, Affirmative Common Stock, and engaging in any and all activities that the Managing Member shall deem necessary or incidental to the foregoing (collectively, the "Purpose")

            Section 1.5 Registered Office. The address of the registered office of the Company in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

            Section 1.6 Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

            Section 1.7 Term. The existence of the Company commenced on the date of the filing of the Certificate in the Office of the Secretary of State of the State of Delaware in accordance with the Act and, subject to the provisions of
Article 9 below, the Company shall have perpetual existence.

            Section 1.8 No State Law Partnership. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member shall be a partner or joint venturer of any other Member, for any purposes other than federal and state tax purposes, and this Agreement shall not be construed to the contrary. Each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. Neither the Company nor any Member shall make any elections or take any other actions inconsistent with such treatment.

                                   ARTICLE 2

                                CAPITAL ACCOUNTS

            Section 2.1 Capital Contributions. Each Member hereby makes the Capital Contributions to the Company in cash as set forth on Schedule A annexed hereto (the "Initial Capital Contributions") pursuant to the terms of a Subscription Agreement between the Company and such Member in consideration for their respective Interests. Following the Initial Capital Contributions, the Interests of the Members shall be fully paid and non-assessable, and the ownership of the Interests by each Member as represented by their respective Percentage Interests shall be as set forth on Schedule A annexed hereto. The Managing Member may, in its sole discretion, require the Members to make additional Capital Contributions, pro rata based upon their Percentage Interests in order to further the Purpose and to allow the Company to pay the Company Expenses. Schedule A shall be amended from time to time to reflect appropriately any additional Capital Contributions that may be made in exchange for Interests in the Company or changes as otherwise provided in Article 7 hereto. No Member shall be required to make any additional Capital Contribution except as set forth herein and in the Subscription Agreement.

            Section 2.2 Maintenance of Capital Accounts. A separate capital account (a "Capital Account") shall be established and maintained for each Member. The balance of each member's Capital Account shall be calculated as follows: (a) by crediting the Capital Account of such Member for any capital contribution (including the Initial Capital Contribution) made by such Member;
(b) by crediting or debiting, as the case may be, the Capital Account of such Member for that Member's share of the Company's profits and losses, as determined under Article 3, during the immediately preceding Accounting Period;
(c) by debiting the Capital Account of such Member by the amount of any distributions made to such Member pursuant to Section 4.1; and (d) by adjustments made in accordance with the other Capital Account maintenance rules of section 1.704-1(b)(2)(iv) of the Treasury Regulations. This Section 2.2 and the other provisions of this Agreement relating to the maintenance of capital accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations.

            Section 2.3 Withdrawals or Loans. A Member shall not be entitled to withdraw any part of its Capital Account or to receive any distributions from the Company except as provided in Articles 4 and 9; nor shall a Member be entitled to make any loan to the Company other than as expressly provided herein or in the Subscription Agreement. No loan made to the Company by any Member shall constitute a Capital Contribution to the Company for any purpose.

                                   ARTICLE 3

                                  ALLOCATIONS

            Section 3.1 Allocations. The profits and losses of the Company for each Accounting Period shall be allocated among the Members in proportion to their respective Percentage Interests.

            Section 3.2 Certain Tax Matters. For U.S. federal, state and local income tax purposes, the income, gains, losses and deductions realized by the Company shall be allocated among the Members in the same manner as such items affected the Members' Capital Accounts. The foregoing allocation is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Treasury Regulations. The Managing Member may, in its sole discretion, make the election provided for in Section 754 of the Code.

                                   ARTICLE 4

                                 DISTRIBUTIONS

            Section 4.1 Distributions. Subject to Article 9, which shall govern distributions upon the dissolution of the Company, distributions shall be made in cash or in kind at the times and in the aggregate amounts determined by the Managing Member; provided, however, that upon the receipt of any cash proceeds by the Company in respect of the Company's ownership of the NAL Membership Units the Company shall, within thirty (30) days of such receipt, distribute such proceeds to the Members in a manner consistent with the following sentence; provided, further, that the Managing Member may in its sole discretion cause the Company to retain a portion of any such cash distribution to set aside a reasonably appropriate Company reserve for expenses and contingent liabilities. Such distributions shall be made to Members in accordance with their respective Percentage Interests at the time of distribution. Any gain or loss on the in-kind distributions shall be allocated to the Members in accordance with the provisions of Article 3 hereof and shall be credited or charged to the Capital Accounts of such Members accordingly. The amount so credited or charged to the Members' Capital Accounts for in-kind distributions shall be the fair market value (as determined in the good faith judgment of the Managing Member) of the property so distributed.

            Section 4.2 Withholding. Any distribution to a Member pursuant to
Section 4.1 or Article 9 shall be deemed to include any applicable tax deducted or withheld or otherwise payable with respect to such Member, including, in the event that the Member receives a distribution from or in respect of which tax has been withheld, the portion of such tax that is attributable to such Member's Interest in the Company, and each Member hereby authorizes the Company to withhold and to pay over, or otherwise pay, any such taxes. If and to the extent that the Company shall be required to pay any such taxes in respect of any Member, and such Member is not concurrently entitled to a cash distribution from the Company, the Company shall notify such Member as to the amount of such tax and such Member shall make a prompt payment to the Company of such amount. Notwithstanding any other provision of this Agreement, if any such withholding requirement with respect to any Member exceeds the amount distributable to such Member under applicable provisions of this Agreement or if any such withholding requirement was not satisfied with respect to any amount previously allocated, paid or distributed to such Member, such Member and any successor or assignee with respect to such Member's Membership Units hereby indemnifies and agrees to hold harmless the other Members and the Company for such excess amount or such withholding requirement, as the case may be.

            Section 4.3 Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, distributions shall be made only to the extent of Available Assets and in compliance with the Act.

                                   ARTICLE 5

                       RIGHTS AND OBLIGATIONS OF MEMBERS;
                            RESTRICTIONS ON MEMBERS

            Section 5.1 Limited Liability. Except as otherwise provided by the Act or herein, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.

            Section 5.2 Other Business; Compensation, Etc. The Members and their Affiliates may engage in or possess an interest in other business ventures of every kind and description, independently or with others. None of the Company or other Members shall have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement. To the extent that, at law or in equity, any Affiliate of a Member or any director, officer, stockholder, employee, agent or representative of a Member or such Affiliate has duties (including fiduciary duties) and liabilities to the Company or to the Members, no such Person shall be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they expand or restrict the duties and liabilities of any such Person otherwise existing at law or in equity (including fiduciary duties), are agreed by the Members to replace fully and completely such other duties and liabilities of such Person.

            Section 5.3 No Management Fee, Carried Interest or Promotion Fee. The Members shall not be charged any management fee, carried interest or promotion fee by any of the Company or the Managing Member with respect to the investment in the Company by the Members.

                                   ARTICLE 6

                 MANAGING MEMBER; INVESTMENTS; INDEMNIFICATION

            Section 6.1 Identity of the Managing Member. The Managing Member shall be Affirmative Associates LLC ("Affirmative Associates").

            Section 6.2 Powers and Authority of Managing Member. The management of the Company and its assets shall be vested exclusively in the Managing Member and the Non-Managing Members shall not have the power, authority or right to bind the Company. The Managing Member need not own an economic interest in the Company. Without limiting the generality of the foregoing, the Managing Member shall have the exclusive right to exercise any of the Company's voting, sale or other rights arising in connection with the NAL Membership Units or, if applicable, the Affirmative Common Stock. The Managing Member shall devote such time to the business and affairs of the Company as is necessary for the performance of its duties, but in any event, shall not be required to devote full time to the performance of such duties and may delegate its duties and responsibilities as provided herein. The Managing Member shall have the right to appoint officers to manage and control the business and affairs of the Company and such officers shall serve at the discretion of the Managing Member.

            Section 6.3 Exculpation and Indemnification.

            (a) The Company shall indemnify to the fullest extent permitted by law the Managing Member from and against all costs and expenses (including attorneys' fees and disbursements), judgments, fines, settlements, claims and other liabilities ("Claims") incurred by or imposed upon the Managing Member in connection with, or resulting from, investigating, preparing or defending any action, suit or proceeding, whether civil, criminal, administrative, investigative, legislative or otherwise (or any appeal therein), to which the Managing Member may be made a party or become otherwise involved or with which the Managing Member may be threatened, in each case by reason of, or in connection with, the Managing Member's being or having been associated with the Company or by reason of any action or alleged action, omission or alleged omission by the Managing Member in any such capacity, to the extent that the Managing Member is not adjudged by a court of competent jurisdiction to have engaged in willful misconduct, fraud or gross negligence.

            (b) The personal liability of the Managing Member is hereby eliminated to the fullest extent permitted by the Act, as the same may be amended and supplemented. The Managing Member shall not be personally liable to the Company or its Members for monetary damages for breach of fiduciary duty (which has been determined by a court of competent jurisdiction) as the Managing Member, except as to liability to the extent such exemption from liability or limitation thereof is not permitted under the Act, as the same exists or may hereafter be amended. If the Act hereafter is amended to further eliminate or limit the liability of the Managing Member, then the Managing Member, in addition to the circumstances in which the Managing Member is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the Act. In furtherance of, and without limiting the generality of the foregoing, the Managing Member shall not be (i) personally liable for the debts, obligations or liabilities of the Company, including any such debts, obligations or liabilities arising under a judgment, decree or order of a court; (ii) obligated to cure any deficit in any Capital Account; (iii) required to return all or any portion of any Capital Contribution; or (iv) required to lend any funds to the Company. Any repeal or modification of this
Section 6.3(b) by the Members shall not adversely affect any right or protection of the Managing Member existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

            (c) To the fullest extent permitted by law, the Company shall pay the expenses incurred by the Managing Member in investigating, preparing or defending a civil or criminal action, suit or proceeding, in advance of the final disposition thereof, upon receipt of an undertaking by or on behalf of the Managing Member to repay such amount if there is an adjudication or determination by a court of competent jurisdiction that he is not entitled to indemnification as provided herein.

            (d) None of the provisions of this Section 6.3 shall be deemed to create or grant any rights in favor of any third party, including, without limitation, any right of subrogation in favor of any insurer or surety. The rights of indemnification granted hereunder shall survive the dissolution, winding up and termination of the Company.

            Section 6.4 Replacement of Managing Member. So long as The Enstar Group, Inc. ("Enstar") is a Non-Managing Member, Affirmative Associates LLC, including the managing member thereof (who, as of the date hereof, is J. Christopher Flowers), shall not be replaced or substituted as the Managing Member (either directly or indirectly, including by Transfer of the interests in such Managing Member), other than by an Affiliate of J. Christopher Flowers, without the prior written consent of Enstar (which shall not be unreasonably withheld) (any such replacement or substitution in violation of this Section 6.4, a "Prohibited Replacement"). Notwithstanding the foregoing, a Prohibited Replacement shall not be deemed to have occurred in the event that, following a Key Man Event, the limited partners of J.C. Flowers I LP ("JCF I") require the removal of the general partner of the Flowers Fund (the "Existing GP") and appoint a successor general partner (the "Successor GP"), in each case in accordance with the terms of the Second Amended and Restated Limited Partnership Agreement of JCF I (as amended from time to time, the "JCF I Agreement"), then the Managing Member shall transfer its interest as managing member of the Company to the Successor GP (or an affiliate thereof) at substantially the same time as the Existing GP transfers its interest as general partner of JCF I to the Successor GP (a "Successor GP Replacement").

                                   ARTICLE 7

          NO TRANSFERS OF INTERESTS; RESIGNATIONS; ADDITIONAL MEMBERS

            Section 7.1 Transfer of any Member's Interest; Additional Members.

            (a) Subject to the provisions of Section 7.1(c) hereof, no Member may Transfer all or any portion of its Interest or any rights therein, except
(x) with the prior written consent of the Managing Member, which consent shall not be unreasonably withheld or delayed, (y) to an Affiliate of such Member, or
(z) to another Member (collectively with any transferee pursuant to clauses (x), and (y), a "Permitted Transferee").

            (b) Notwithstanding Section 7.1(a) above and subject to Section 7.1(c) below, in the event that JCF I proposes to Transfer all or a portion of its Interests to a third party transferee that is not an Affiliate, such that as a result of such transfer JCF I (or an Affiliate thereof) would, as a result thereof, no longer beneficially own a majority Interest in the Company (a "JCF I Transfer"), then (i) JCF I shall promptly notify Enstar of such JCF I Transfer and (ii) such Transfer shall require the consent of Enstar (which shall not be unreasonably withheld or delayed), unless in connection with such JCF I Transfer, Enstar is given the option to Transfer all or a portion of its Interest to such third party transferee upon the same terms and conditions, including price, pro rata in accordance with its Proportionate Percentage; provided, that in the event that Enstar elects to participate in any such JCF I Transfer (A) it shall notify JCF I within 10 business days of the delivery of notice of such JCF I Transfer pursuant to clause (i) above that it elects to participate in such JCF I Transfer and the Interest that it proposes to include in such JCF I Transfers and (B) Enstar shall bear its pro rata share of the costs and expenses incurred by JCF I in connection with such JCF I Transfer.

            (c) JCF I or a Permitted Transferee thereof (so long as such Permitted Transferee beneficially owns over 70% of the Interests in the Company) may, at its option, in connection with the Transfer of all but not less than all of its Interests in the Company, to a third party transferee (which is not an Affiliate of such member), cause each of the other Members to sell (and each of the other Members shall agree to sell), in connection with such transfer, all but not less than all of their Interests in the Company upon the same terms and conditions, including price, as JCF I. Any costs and expenses incurred by the Members in connection with such Transfer shall be deemed Company Expenses.

            (d) No Permitted Transferee or New Member (as defined below) may be admitted as a Member unless such Permitted Transferee or New Member first executes a counterpart of the signature page of this Agreement and any other agreements, documents or instruments reasonably specified by the Managing Member, and any transferring Member shall continue to be bound by its obligations hereunder unless and until such transferee Affiliate executes and delivers a written assumption of such obligations to the Company. Upon obtaining such consent and upon the execution of such signature page and such other agreements, documents and instruments, such

Permitted Transferee or New Member shall have all of the rights and powers and shall be subject to the restrictions and liabilities of a Member hereunder and the Managing Member shall thereupon have the authority to amend Schedule A to reflect such additional Member and such Member's Interest, or in the case of a transfer to an existing Member, the additional Interest of such Member. Any purported sale, assignment, pledge or other transfer made in violation of this Agreement shall be null and void.

            (e) Subject to the provisions of Sections 7.1(a), 7.1(b) and 7.1(d) hereof, new Members ("New Members") shall be admitted, and Interests shall be issued, only upon the prior written consent of the Managing Member which consent shall be in the sole discretion of such Managing Member; provided, however, that in the event that any such New Member is to be admitted, or Interests are to be issued, in each case, after the Closing Date, each existing Member shall first be given the opportunity (including reasonable advance notice) to purchase (on the same terms and at the same price as those being offered to such potential New Member or such potential purchaser of Interests) such additional Interests as may be necessary in order to permit each such existing Member to maintain its Percentage Interest of the Company.

            Section 7.2 Resignations. No Member may resign from the Company prior to the dissolution of the Company pursuant to Article 9; provided, however, that a Non-Managing Member who transfers 100% of its Interest in accordance with Section 7.1 may resign if its transferee expressly assumes all of such Member's obligations hereunder pursuant to an instrument satisfactory to the Managing Member.

            Section 7.3 Additional Members. Neither the Company nor the Managing Member may admit any additional Members to the Company except as provided in
Section 7.1.

                                   ARTICLE 8

                   BOOKS; ACCOUNTING; TAX ELECTIONS; REPORTS

            Section 8.1 Books and Records. The Managing Member shall keep, or cause to be kept, complete and accurate books and records of account of the Company. The Managing Member shall maintain at the principal business office of the Company a current list of the full name and last known business address of each Member, set forth in alphabetical order, a copy of the Certificate, including all certificates of amendment thereto, copies of the Company's U.S. federal, state and local income tax returns and reports, if any, for the three most recent years, copies of this Agreement and of any financial statements of the Company for the three most recent years and all other records required to be maintained pursuant to the Act.

            Section 8.2 Reports.

            (a) The Managing Member shall cause to be prepared and transmitted to each Member such financial information with respect to the Company as the Managing Member shall determine appropriate or as required by law.

            (b) Each Member shall have the right, at all reasonable times but in any event only during usual business hours and upon reasonable written notice specifying the purpose of such investigation, to audit, examine and make copies of or extracts from the information and records of the Company described in
Section 18-305(a) of the Act for any purpose reasonably related to its Interest, provided, however, that the Managing Member shall have the right to withhold any such information pursuant to Section 18-305(c) of the Act. Such right may be exercised through any agent or employee of such Member designated by him or by a certified public accountant designated by such Member. A Member shall bear all expenses incurred in any investigation made for such Member's account pursuant to this Section 8.2 or Section 18-305 of the Act.

            (c) Upon request of any Member (the "Requesting Member"), the Managing Member shall use its best efforts to furnish or cause to be furnished to the Members all unaudited quarterly and audited annual financial statements with respect to the Company and New Affirmative LLC, each prepared in accordance with GAAP, within a reasonable period of time, in light of the circumstances, prior to the filing deadline required by the Securities and Exchange Commission for accelerated filers. The reasonable costs and expenses incurred by the Company and/or the Managing Member in connection with the preparation and delivery of such financial statement shall be borne by the Requesting Member (and shall not be deemed Company Expenses); provided, that, in connection with the preparation of the financial statements of New Affirmative LLC (including, without limitation, any audit thereof) the Managing Member shall use its commercially reasonable efforts to minimize the cost and expense thereof, including by causing (to the extent reasonably practicable) Affirmative Insurance Holdings, Inc. to prepare such financial statements.

            Section 8.3 Filings of Returns and Other Writings; Tax Matters Partner. (a) The taxable year for the Company shall be December 31. The Managing Member shall cause the preparation and timely filing of all Company tax returns and shall, on behalf of the Company, timely file all other filings required by any governmental authority having jurisdiction to require such filings. Upon the request of any Member, the Managing Member will furnish it with copies of all U.S. federal, state and local income tax returns or information returns that the Company has filed for such taxable year and such additional information as is necessary for the preparation of such Member's tax returns. The Members agree that the Managing Member shall cause the Company to file its tax returns as a partnership for federal, state and local income and other tax purposes. Accordingly, the Managing Member shall not permit the Company to elect and the Company shall not elect to be treated as an association taxable as a corporation for U.S. federal, state or local income tax purposes under Treasury Regulation
Section 301.7701-3(a) or any corresponding provision of state or local law. The Managing Member shall prepare and furnish K-1's to the Members in accordance with applicable legal requirements.

            (b) The "tax matters partner", as defined in Section 6231(a)(7) of the Code, and any similar provision of any state law, shall be the Managing Member.

            (b) Promptly following the written request of the tax matters partner, the Company shall, to the fullest extent permitted by law, reimburse and indemnify the tax matters partner for all reasonable expenses, including reasonable legal and accounting fees, claims, liabilities, losses and damages incurred by the tax matters partner in connection with any administrative or judicial proceeding with respect to the tax liability or items of the Company except for any liability incurred by such tax matters partner by reason of its gross negligence, fraud or willful misconduct.

            (c) The provisions of this Section 8.3 shall survive the termination of the Company or the termination of any Member's Interest in the Company and shall remain binding on the Members for as long a period of time as is necessary to resolve with the Internal Revenue Service or other taxing authority any and all U.S. federal, state and local tax matters of the Company.

                                   ARTICLE 9

                                  TERMINATION

            Section 9.1 Events of Dissolution. (a) In accordance with Section 18-801 of the Act, the Company shall be dissolved and the affairs of the Company wound up upon the occurrence of any of the following events:

                  (i) a unanimous written decision of the Members to dissolve the Company;

                  (ii) the entry of a decree of judicial dissolution under
      Section 18-802 of the Act;

                  (iii) the sale or distribution of 100% the securities owned by the Company (including, without limitation, the NAL Membership Units, the Affirmative Common Stock received by the Company as a liquidation distribution from New Affirmative LLC and/or any other securities acquired by the Company);

                  (iv) with the consent of a majority of the Members (other than the Members who are Affiliates of the Managing Member), upon a Prohibited Replacement; or

                  (v) upon the occurrence of a Key Man Event but only if following such Key Man Event the limited partners of JCF I require the dissolution and liquidation of the JCF I in accordance with the terms of the JCF I Agreement; it being understood that if following a Key Man Event there a Successor GP Replacement the Company shall neither be dissolved nor its affairs wound up.

            (b) Dissolution of the Company shall be effective on the day on which the event occurs giving rise to the dissolution, but the Company shall not terminate until the assets of the Company shall have been distributed as provided herein and a certificate of cancellation of the Certificate has been filed with the Secretary of State.

            Section 9.2 Application of Assets. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied (a) first, to creditors of the Company, including Members who are creditors, to the extent otherwise permitted by law, in satisfaction of the liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and (b) second, to the Members in proportion to and to the extent of the positive balances of the Capital Accounts of the Members (after reflecting in such Capital Accounts all adjustments thereto necessitated by (i) all other Company transactions that occurred during the Accounting Period in which such winding up occurs and (ii) such winding up).

            Section 9.3 Gains or Losses in Process of Liquidation. Any gain or loss on disposition (including the distributions described in Section 9.4 below) of Company property in the process of liquidation shall be allocated to the Members in accordance with the provisions of Article 3 and be credited or charged to the Capital Accounts of such Members accordingly.

            Distributions in Kind. Although the Managing Member will make a good faith attempt to liquidate such amounts into cash, the Managing Member may elect to pay all or a portion of amounts distributable to Members upon the winding up of the Company pursuant to this Article 9 in the form of securities; provided that no Member shall be required to accept more than its pro rata share of any security. The Managing Member may cause certificates evidencing any securities to be distributed to any Members to be imprinted with legends as to such restrictions on transfers that the Managing Member may deem necessary or appropriate, including legends as to applicable federal or state securities laws or other legal or contractual restrictions, and may require the Member receiving such securities to agree in writing that such securities will not be transferred except in compliance with all such restrictions and to such other matters as the Managing Member may deem necessary or appropriate.

                                   ARTICLE 10

                                  DEFINITIONS

            Any capitalized term used in this Agreement without definition shall have the meaning set forth below.

            "Accounting Period" shall mean the period beginning on the day following any Adjustment Date (or, in the case of the first Accounting Period, beginning on the day of formation of the Company) and ending on the next succeeding Adjustment Date.

            "Adjustment Date" shall mean (a) the last day of each taxable year,
(b) the day before the date of admission of any additional Member, (c) the day before the date a

Member ceases to be a member of the Company, (d) the day before the date of any distribution by the Company, other than a distribution made to Members in accordance with their respective Percentage Interests or (e) any other date determined by the Managing Member as appropriate for a closing of the Company's books.

            "Affiliate" shall mean, with respect to any specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

            "Agreement" shall mean this Limited Liability Company Agreement, as it may be amended, restated or supplemented from time to time as herein provided.

            "Available Assets" shall mean, as of any date, the excess of the cash, cash equivalent items and investments held by the Company over the sum of the amount of such items determined by the Managing Member to be reasonably necessary for the payment of the Company Expenses and the Company's liabilities and other obligations (whether fixed or contingent), and for the establishment of reasonably appropriate reserves (in the good faith judgment of the Managing Member) for such expenses, liabilities and obligations as may arise, including the maintenance of adequate working capital for the continued conduct of the Company's business.

            "Capital Account" shall have the meaning specified in Section 2.2.

            "Capital Contribution" shall mean any contribution of cash, property or services to the Company or the obligation to contribute cash, property or services to the Company made by or on behalf of a Member.

            "Certificate" shall mean the Certificate of Formation of Limited Liability Company of the Company as provided for pursuant to the Act, as originally filed with the office of the Secretary of State, and as amended and restated from time to time as herein provided.

            "Claims" shall have the meaning specified in Section 6.3(a).

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor act thereto, and, to the extent applicable, any Treasury Regulations promulgated thereunder.

            "Company Expenses" shall mean the following reasonable costs and expenses that, in the good faith judgment of the Managing Member, are incurred in the formation and operation of the Company and the Managing Member: the fees and expenses relating to legal, custodial and accounting expenses; auditing expenses; expenses incurred in maintaining in the State of New York or elsewhere the principal place of business of the Company (but not including expenses incurred by the Managing Member in maintaining its principal place of business); expenses incurred in maintaining a registered office in the State of Delaware; taxes or other governmental charges payable by the Company; costs of reporting to the Members; costs of winding up and liquidating the Company; accountants' and attorneys' fees and expenses incurred in connection with any of the foregoing; other costs and expenses approved by a majority in interest of the Non-Managing Members; provided, (i) Company Expenses shall not include Claims and (ii) shall not include any salary or other employment related expenses of any employees of the Company or the Managing Member without the consent of a majority in interest of the Non-Managing Members.

            "Confidential Information" shall mean confidential, proprietary or other non-public information and documents, processes or trade secrets relating to the Company or its subsidiaries or New Affirmative LLC or their respective assets, business or operations, including the terms and provisions of this Agreement, subject to the exceptions set forth in Section 12.11 of this Agreement.

            "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

            "Interest" shall mean the interest of each Member in and to the profits and losses of the Company and such Member's right to receive distributions of the Company's assets.

            "Key Man Event" shall mean death, incapacity or permanent disability of J. Christopher Flowers.

            "Managing Member" shall have the meaning specified in Section 1.3.

            "Members" shall have the meaning specified in the recitals hereto.

            "New Member" shall have the meaning specified in Section 7.1(c) hereto.

            "Non-Managing Member" shall have the meaning specified in Section
1.3.

            "Percentage Interest" shall mean with respect to any Member, the ratio of such Member's Capital Contribution to the total Capital Contributions of all Members.

            "Proportionate Percentage" shall mean the pro rata percentage, as to each Member, which shall be the percentage figure which expresses the ratio between the Interests owned by such Member and the aggregate Interests of the Company owned by all Members.

            "Person" shall mean a natural person, partnership (whether general or limited and whether domestic or foreign), limited liability company, foreign limited liability company, limited liability partnership, trust, estate, association, corporation, joint-stock company, custodian, nominee or any other individual or entity in its own or any representative capacity.

            "Secretary of State" shall mean the Secretary of State of the State of Delaware.

            "Subscription Agreements" shall mean the Subscription Agreement, in the form attached hereto as Exhibit A, entered into by and between the Company and each Member pursuant to which each Member agreed to invest in the Company.

            "Transfer" shall mean, with respect to any Interest in the Company (whether direct or indirect, of record, beneficial or other) to sell, assign, transfer, convey, exchange, mortgage, pledge or grant a participation, security interest or any other rights in, or otherwise encumber or dispose of, including by merger, consolidation, dividend or distribution, such Company Interest, in each case, whether made directly or indirectly, voluntarily or involuntarily, absolutely or conditionally, or by operation of law or otherwise; provided, that a "Transfer" shall not be deemed to have occurred by reason of (i) any indirect transfer of any Interest in the Company to a Person acquiring a non-controlling equity interest or income participation right in any of the Members or their respective Affiliates or (ii) subject to Section 6.4, any indirect transfer by reason of a change of control of the ultimate parent of any Member.

            "Treasury Regulations" shall mean the U.S. federal income tax regulations, including any temporary or proposed regulations, promulgated under the Code, as such Treasury Regulations may be amended from time to time (it being understood that all references herein to specific sections of the Treasury Regulations shall be deemed also to refer to any corresponding provisions of succeeding Treasury Regulations).

                                   ARTICLE 11

                               POWER OF ATTORNEY

            Section 11.1 Authority. Each Non-Managing Member hereby makes, constitutes and appoints the Managing Member, with full power of substitution and resubstitution, its true and lawful attorney for it and in its name, place and stead and for its use and benefit, to sign, execute, certify, acknowledge, file and record all instruments amending, restating or canceling the Certificate that may be appropriate, and to sign, execute, certify, acknowledge, file and record such other agreements, amendments, instruments or documents as may be necessary or advisable (a) to reflect the exercise by the Managing Member of any of the powers granted to it under this Agreement or (b) which may be required of the Company or of the Members by the laws of Delaware or any other jurisdiction. Each Non-Managing Member authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving such attorney-in-fact full power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about the foregoing as fully as such Non-Managing Member might or could do if personally present, and hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof; provided, however, nothing herein shall permit any amendment of or modification to this Agreement unless such amendment or modification shall first have been adopted in accordance with the terms of this Agreement.

            Section 11.2 Terms. The power of attorney granted pursuant to
Section 11.1:

            (a) is a special power of attorney coupled with an interest and, except as provided in clause (d) of this Section 11.2, is irrevocable;

            (b) may be exercised by such attorney-in-fact by listing all of the Non-Managing Members executing any agreement, certificate, instrument or document with the single signature of such attorney-in-fact acting as attorney-in-fact for all of them;

            (c) shall (i) survive the death, incapacity, dissolution or termination of any Member and (ii) extend to any Member's successors and assigns; and

            (d) shall become revocable if the Managing Member shall be indicted under a criminal statute, dissolve and commence winding-up proceedings or become subject to bankruptcy proceedings.

                                   ARTICLE 12

                                 MISCELLANEOUS

            Section 12.1 Notices(a) All notices, requests, claims, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) when received, if delivered personally, (ii) when transmitted, if by facsimile (which is confirmed) (iii) upon receipt, if by registered or certified mail (postage prepaid, return receipt requested) or (iv) the day after it is sent, if sent for next-day delivery to a domestic address by overnight mail, to the relevant parties hereto at the following addresses:

            If to JCF, to:

                     J.C. Flowers I LP
                     717 Fifth Avenue, 26th Floor
                     New York, New York 10022
                     Telephone: (212) 404-6808
                     Facsimile: (646) 304-6424
                     Attention: Avshalom Kalichstein, Principal

            If to Enstar, to:

                     The Enstar Group, Inc.
                     401 Madison Avenue
                     Montgomery, Alabama 36104
                     Telephone: (334) 834-5483
                     Facsimile: (334) 834-2530
                     Attention: Cheryl D. Davis

            with a copy to:

                     King & Spalding LLP
                     191 Peachtree Street
                     Atlanta, GA 30303
                     Telephone: (404) 572-4600
                     Facsimile: (404) 572-5100
                     Attention: Janet Taylor

            If to the Company, to:

                     Affirmative Investment LLC

                     c/o J.C. Flowers I LP
                     717 Fifth Avenue, 26th Floor
                     New York, New York 10022
                     Telephone: (212) 404-6808
                     Facsimile: (646) 304-6424
                     Attention: Avshalom Kalichstein, Principal

                     The Enstar Group, Inc.
                     401 Madison Avenue
                     Montgomery, Alabama 36104
                     Telephone:
                     Facsimile:
                     Attention:

            with a copy to:

                     Skadden, Arps, Slate, Meagher & Flom LLP
                     Four Times Square
                     New York, New York 10036
                     Telephone:(212) 735-3000
                     Facsimile: (212) 735-2000
                     Attention: Lou R. Kling, Esq.
                               Thomas W. Greenberg, Esq.

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

            (b) Upon the admittance of any New Member, the Managing Member shall appropriately amend this Agreement to reflect notices to be provided to each such New Member.

            Section 12.2 Binding Provisions. Except as expressly provided herein, the covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, legal representatives, successors and permitted assigns of the respective parties hereto.

            Section 12.3 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the state of Delaware without reference to conflict of laws principle. In the event of a conflict between any provision of this agreement and any non-mandatory provision of the act, the provision of this Agreement shall control and take precedence.

            Section 12.4 Severability of Provisions. Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

            Section 12.5 Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

            Section 12.6 Further Assurances. The Members shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purposes of this Agreement.

            Section 12.7 Amendment. Neither this Agreement nor any term or provision hereof may be amended, waived, modified or supplemented orally, but only by a written instrument signed by the Managing Member and by the Members holding not less than fifty percent (50%) of the aggregate Percentage Interests in the Company (which may include the Percentage Interest of the Managing Member), provided, the Managing Member may amend Schedule A under the circumstances set forth in Section 7.1; provided, however that no amendment that materially and adversely affects the rights of a Non-Managing Member shall be adopted without the written consent of such adversely affected Non-Managing Member.

            Section 12.8 Partition. Each Member waives any and all rights that it may have to maintain an action for partition of the Company's property other than in accordance with Article 9.

            Section 12.9 Counterparts. This Agreement may be executed in any number of counterparts, which, when taken together, shall be deemed an original of this Agreement.

            Section 12.10 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and supersedes all prior understandings or agreements between the parties.

            Section 12.11 Confidentiality. (a) Each Member shall, and shall cause its Affiliates and the respective agents and other representatives of the foregoing to, hold strictly confidential, and not disclose to any Person, any Confidential Information that is furnished to or obtained by such Member (or the Managing Member), and if a Member shall cease to be a Member, it shall either return all Confidential Information to the Company or destroy such Confidential Information without retaining any record, copy or image of such Confidential Information in any physical, electronic or other form; provided that the term "Confidential Information" shall not include information (A) that is or becomes generally available to the public other than as a result of disclosure of such information by such Member or any of its Affiliates or the respective agents and other representatives of the foregoing,
(B) that is or becomes available to the recipient of such information on a non-confidential basis from a source that is not, to the recipient's knowledge, bound by a confidentiality or other similar agreement, or by any other legal, contractual or fiduciary obligation that prohibits or limits disclosure of such information to the other Members and their respective agents and other representatives or (C) that can be demonstrated to have been developed independently by the representatives of such recipient which representatives have not had any access to any information that would otherwise be deemed to be "Confidential Information" pursuant to the provisions of this Section 12.11.

            (b) Notwithstanding anything stated to the contrary herein, the foregoing provisions shall not apply to any disclosure, (i) to those of such Member's agents and other representatives who (A) need to know such Confidential Information to effectuate the Purpose and (B) are advised of the confidential and proprietary nature of such Confidential Information and bound by confidentiality obligations prohibiting the further use and disclosure of such Confidential Information, (ii) where such Member and the agents and other representatives of the Member are required to disclose such Confidential Information, by Law; provided further that any such disclosure is limited to only that portion of the Confidential Information that such Person is compelled to disclose, (iii) to a proposed transferee in connection with any Transfer pursuant to Section 7.1 hereof (or pursuant to a transfer of the type described in the proviso to the definition of "Transfer") so long as such transferee enters into a confidentiality agreement with respect thereto with terms which are no less restrictive that the terms set forth in this Section 12.11; (iv) to the extent a Member is required to disclose such information in a Statement on
Schedule 13D filed by the Members with the Securities and Exchange Commission or any other filing required by the Securities and Exchange Commission, any securities exchange on which Affirmative or such Member's securities are listed or in connection with the filing of Form A Filing with the Illinois Department of Financial and Professional Regulation - Division of Insurance; provided, that, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause (ii) above, the disclosing Member shall promptly notify the other Members of the existence of such request or demand and shall provide the other (and/or the Company) a reasonable opportunity to seek an appropriate protective order or other remedy, which such Members will cooperate in obtaining (each at its own expense). Notwithstanding the foregoing, the Members and their respective Affiliates and the respective agents and other representatives of the foregoing, are hereby expressly authorized to disclose to any and all Persons, without limitation of any kind, the tax treatment and any facts that may be relevant to the tax structure of the transactions contemplated by this Agreement; provided, however, that such parties may not disclose any other information that is not relevant to understanding the tax treatment and tax structure of such transactions (including the identity of any party and any information that could lead another to determine the identity of any party), or any other information to the extent that such disclosure could reasonably result in a violation of any applicable securities law.

                  [Remainder of Page Intentionally Left Blank]

      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                       J.C. FLOWERS I LP

                                       By:  JCF Associates I LLC,
                                            its General Partner

                                       By:  /s/ Avshalom Kalichstein
                                           --------------------------------
                                           Name: Avshalom Kalichstein
                                           Title: Principal

                                       THE ENSTAR GROUP, INC.

                                       By: /s/ Nimrod T. Frazer
                                           --------------------------------
                                           Name: Nimrod T. Frazer
                                           Title: Chairman & CEO

                                       AFFIRMATIVE ASSOCIATES LLC

                                       By: /s/ Avshalom Kalichstein
                                           --------------------------------
                                           Name: Avshalom Kalichstein
                                           Title: Authorized Person

                                                                      SCHEDULE A

     Members and Addresses          Initial Capital Contribution       Percentage Interest
     ---------------------          ----------------------------       -------------------
                                    Market           Subscription
                                    Purchase         Closing
                                    Subscription     Investment

                                                     Amount

Affirmative Associates LLC          N/A              N/A              0%
717 Fifth Avenue, 26th Floor
New York, NY 10022
Attention: J. Christopher Flowers
J.C. Flowers I LP                   $ 16,059,546.78  $[   ]          86%
717 Fifth Avenue, 26th Floor
New York, NY 10022
Attention:  Avshalom Kalichstein
The Enstar Group, Inc.              $  2,614,344.82   $[   ]         14%
401 Madison Avenue
Montgomery, Alabama 36104

                                   EXHIBIT A

                            Subscription Agreements
                                  See attached